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Consent of Independent Registered Public Accounting Firm

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The board and shareholders RiverSource Income Series, Inc.

         RiverSource Income Builder - Basic Income Fund
         RiverSource Income Builder - Moderate Income Fund
         RiverSource Income Builder - Enhanced Income Fund

We consent to the use of our report and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.

/s/ KPMG LLP
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    KPMG LLP

Minneapolis, Minnesota
November 14, 2006